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EXHIBIT 11
                        Computation of Earnings Per Share



                                                              Twelve Months Ended
                                                                  September 30,
                                                        2001                     2000
                                                  -----------------        -----------------


Shares Outstanding Beginning of Period                   4,230,361                4,230,361

Shares Issued During Period:                                     -                        -


                                                  -----------------        -----------------

Total Outstanding                                        4,230,361                4,230,361

Weighted average number of shares outstanding            4,230,361                4,181,348

Shares deemed outstanding from assumed
exercise of stock options                                        -                        -
                                                  -----------------        -----------------

Total                                                    4,230,361                4,181,348
                                                  =================        =================

Earnings (loss) applicable to common shares       $     (2,115,003)        $     (2,378,488)
                                                  =================        =================

Earnings (loss) per share of common stock         $         (0.500)
                                                  =================        =================

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